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                                                                   EXHIBIT 10(a)

                                                                  CONFORMED COPY

                                 FIRST AMENDMENT
                          TO THIRD AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            H. J. HEINZ COMPANY, L.P.

         This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Amendment") of H. J. Heinz Company, L.P. (the "Partnership"), is entered into to be effective as of December 31, 2002 (the "Effective Date"), by Heinz Management L.L.C., a Delaware limited liability company ("HMC"), as the General Partner, and the entities named on Schedule A, as the Limited Partners. Capitalized terms used and defined in this Amendment shall have the meanings assigned to them in this Amendment (including those in the recital paragraphs), and capitalized terms used in this Amendment and not defined herein shall have the meanings assigned to them in the Current LP Agreement (as defined below), in each case, unless the context clearly requires otherwise.

                                R E C I T A L S:

         WHEREAS, the Partnership is currently governed pursuant to that certain Third Amended and Restated Limited Partnership Agreement made and entered into as of December 13, 2002, as the same has been previously amended pursuant to the documents listed on Addendum 1 attached hereto (the "Current LP Agreement"); and

         WHEREAS, in exchange for its contribution of certain assets to (and assumption of liabilities by) the Partnership, Royal American Foods, Inc., a Minnesota corporation (the "New Limited Partner") desires to be admitted to the Partnership as a Limited Partner and additional Class B Interest Holder; and

         WHEREAS, the Partners desire to enter into this Amendment for the purpose of amending the Current LP Agreement to reflect the admission of New Limited Partner as a limited partner and Class B Interest Holder and reallocating the relative interests of the Partners in the Partnership.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners, intending to be legally bound, agree as follows:

         1. ADMISSION OF NEW LIMITED PARTNER. From and after the Effective Date of this Amendment, New Limited Partner is admitted to the Partnership as a limited partner and as a Class B Interest Holder (the "Admission"). In connection with such Admission, the Current LP Agreement is further amended as set forth below:

                  (a) ADDITIONAL CAPITAL CONTRIBUTION. Simultaneously with the full and complete execution of this Amendment, and in exchange for its admission as a Class B Interest Holder, New Limited Partner has made the Capital Contributions to the Partnership set forth on Schedule C of this Amendment (the "Contribution"). The Partners agree that the fair market value of such assets, net of any liabilities assumed or

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         taken subject to, is equal to the amount set forth on Schedule C (the
         "Net Value"). The Partners agree that, as of the Effective Date, the Unrecovered Capital of the New Limited Partner is equal to such Net Value.

                  (b)      APPROVALS. As required by and in accordance with
         Section 3.01 of the Current LP Agreement, the General Partner specifically approves the issuance of such additional Class B Interests and the General Partner agrees to such Net Value. The terms and conditions of the Admission have been approved by the Management Board of the Partnership, as set forth on Addendum 2 attached.

                  (c) SCHEDULE A - LIMITED PARTNERS. From and after the Effective Date, Schedule A of the Current LP Agreement is superseded and in its place is substituted the Schedule A attached to this Amendment.

                  (d) SCHEDULE B - NET EQUITY VALUE AND PERCENTAGE INTERESTS. Subject to the provisions of Section 4.01 of the Current LP Agreement, from and after the Effective Date, Schedule B of the Current LP Agreement is superseded and in its place is substituted the Schedule B attached to this Amendment. From and after the Effective Date, the Partners shall be those persons set forth on Schedule B to this Amendment and their relative Percentage Interests in the Partnership shall be as set forth on Schedule B to this Amendment.

                  (e) ASSUMPTION OF LIABILITIES. New Limited Partner is transferring certain of its business operations to the Partnership including liabilities incurred in connection with the conduct of such business (such as trade payables and various other liabilities in connection with employment of personnel and product disposition). The Partnership agrees to assume (within the meaning of Section 752 of the Code) all of those liabilities of New Limited Partner set forth on Schedule C attached hereto and listed in that certain Assignment, Assumption and Bill of Sale Agreement attached hereto as Schedule D.

                  (f) AGREEMENT TO BE BOUND BY CURRENT LP AGREEMENT. New Limited Partner agrees to be bound by all of the terms and provisions of the Current LP Agreement. The New Limited Partner irrevocably makes, constitutes and appoints the General Partner as its true and lawful representative and attorney-in-fact, as provided in Section 10.05 of the Current LP Agreement, and in connection therewith, the terms, conditions and provisions of Section 10.05 of the Current LP Agreement are incorporated in this Amendment by reference and the same shall be effective as fully as if such terms, conditions and provisions had been included in this Amendment verbatim.

         2. REPRESENTATIONS AND WARRANTIES. Each of the Partners represents and warrants to the other Partners the following:

                  (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Amendment and to conduct the business of the Partnership.

                  (b) The Current LP Agreement, as amended by this Amendment, is a legal, valid and binding obligation of such Partner enforceable in accordance with its terms.

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                  (c)      No consents or approvals are required from any
         governmental authority or other person or entity for such Partner to enter into this Amendment. All limited liability company, corporate or partnership action on the part of such Partner necessary for the authorization, execution and delivery of this Amendment, and the consummation of the transactions contemplated hereby, have been duly taken.

                  (d) The execution and delivery of this Amendment by such Partner, and the consummation of the transactions contemplated hereby, does not conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject.

                  (e) Each Partner agrees to indemnify and hold harmless the Partnership and each other Partner and their officers, directors, shareholders, partners, employees, successors and assigns from and against any and all loss, damage, liability or expense (including reasonable out of pocket costs and attorneys' fees) which they may incur by reason, or in connection with, any breach of the foregoing representations and warranties by such Partner and all such representations and warranties shall survive the execution and delivery of this Amendment and the termination and dissolution of any Partner and/or the Partnership (nothing herein shall constitute a waiver or extension of any applicable statute of limitations).

         3. CONSENT. Notwithstanding any contrary right or privilege which may be contained in the Current LP Agreement, all Partners consent to the Admission and the Contribution and consent to and ratify this Amendment and the Current LP Agreement (as amended by this Amendment) and each of the Partners agrees to be bound by all the terms, conditions and provisions of the Current LP Agreement as amended by this Amendment.

         4. POWER OF ATTORNEY. Pursuant to Section 10.05 of the Current LP Agreement, the General Partner is executing this Amendment as attorney-in-fact for the Limited Partners.

         5. NO DISSOLUTION/CONTINUATION OF THE PARTNERSHIP. The Partners agree to continue to serve as the partners of the Partnership and each agrees to continue the Partnership until the Partnership is terminated without reconstitution. Further, each of the Partners agrees (a) the business of the Partnership shall be deemed to have continued and (b) the Partnership has not been dissolved, terminated and shall not be wound up, as a result of the Admission and Contribution, notwithstanding any contrary rights and privileges which may be contained in the Current LP Agreement.

         6. EFFECTIVE DATE. This Amendment is effective as of the date first above mentioned.

         7. BINDING EFFECT. Except as herein otherwise provided to the contrary, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their legal and personal representatives, successors and assigns; provided, however, that neither party shall have any right, power and authority to assign any rights, powers, duties or obligations hereunder.

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         8.       AMENDMENTS. No amendment, alteration, modification or waiver of this Amendment, or any part hereof, shall be valid or effective unless in writing and signed by all the parties hereto.

         9. APPLICABLE LAWS. The substantive laws of the State of Delaware and the applicable federal laws of the United States shall govern the validity, construction, enforcement and interpretation of this Amendment, and this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and the applicable federal laws of the United States.

         10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         11. HEADINGS AND TITLES. The headings and titles of Articles, Sections, Sub-sections and Paragraphs herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the operative terms or provisions hereof or therein.

         12. GENDER. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine, or neuter gender, and all singular words shall include the plural, and all plural words shall include the singular.

         13. CONSTRUCTION. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision or provisions shall be fully severable and shall not affect any other provision hereof and this Amendment shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as part of this Amendment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         14. THIS AMENDMENT. The words "herein," "hereof," "hereunder," "hereby," "this Amendment" and other similar reference shall be construed to mean and include this Amendment and all amendments thereof and supplements thereto unless the context should clearly indicate or require otherwise.

         15. NO THIRD PARTY BENEFICIARY RIGHTS. This Amendment is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other person, individual, corporation or entity, whatsoever, shall have any rights, interests, or claims hereunder or be entitled to any benefits under or on account of this Amendment as a third party beneficiary or otherwise.

         16. WAIVER. No consent or waiver, either expressed or implied, by any party to or of any breach or default by any other party, in the performance by such other party of the

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obligations thereof under this Amendment shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this Amendment. Failure on the part of any party to complain or to pursue complaints with respect to any acts or failure to act of any other party, or failure on the part of any party to declare any other party in default, irrespective of how long such default continues, shall not constitute a waiver by such party of the rights and remedies thereof under this Amendment or otherwise at law or in equity.

         17. EXHIBITS. All exhibits, schedules, attachments, annexed instruments and addenda referred to herein shall be considered a part of this Amendment as fully as if and with the same force and effect as if such exhibit, schedule, attachment, annex or addendum had been included herein in full.

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                         [SIGNATURES BEGIN ON NEXT PAGE]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the introductory paragraph hereof.

GENERAL PARTNER:

HEINZ MANAGEMENT L.L.C., a Delaware
limited liability company

By: /s/ John C. Crowe
    -----------------
Name: John C. Crowe
Title: Vice President

LIMITED PARTNERS:

H. J. HEINZ COMPANY
ORA CORPORATION
ETHNIC GOURMET FOODS, INC.
CMH, INC.
H. J. HEINZ FINANCE COMPANY

By: Heinz Management L.L.C., attorney-in-
    fact pursuant to the power of attorney
    granted in Section 10.05 of the Current
    LP Agreement

    By: John C. Crowe
        -------------
    Name: John C. Crowe
    Title:   Vice President

NEW CLASS B INTEREST HOLDER:

ROYAL AMERICAN FOODS, INC.,
a Minnesota corporation

By:   David J. Gaertner
      -------------------
Name: David J. Gaertner
Title:President

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                          SCHEDULE A - LIMITED PARTNERS

The following entity is the Class A Limited Partners on the date of this
Agreement:

         H. J. Heinz Company, a Pennsylvania corporation

The following entities are the Class B Limited Partners on the date of this
Agreement:

         H. J. Heinz Finance Company, a Delaware corporation

         CMH, Inc., an Idaho corporation

         ORA Corporation, a California corporation

         Ethnic Gourmet Foods, Inc., a Massachusetts corporation

         Royal American Foods, Inc., a Minnesota corporation

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           SCHEDULE B - CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

The estimated fair market value of the Capital Contribution of each Partner and the relative Percentage Interest in the Partnership represented by each Capital Contribution as of the date of this Agreement is as shown below.

           Partner                                    Capital Contribution    Percentage Interests
           -------                                    --------------------    --------------------
Heinz Management LLC                                            500,000               .004%
H. J. Heinz Company                                       8,113,409,493             65.348%
ORA Corporation                                             226,015,500              1.820%
Ethnic Gourmet Foods, Inc.                                   11,500,000               .093%
H. J. Heinz Finance Company                                 927,851,678              7.473%
CMH, Inc                                                  3,099,522,068             24.964%
Royal American Foods, Inc.                                   37,000,000               .298%
                            Total                        12,415,798,739            100.000%

This Schedule, dated December 31, 2002, does NOT reflect the distribution of assets to H. J. Heinz Company pursuant to the Consent to Distribution dated December 13, 2002 or any "book-up" associated therewith. An amended Schedule B will be substituted when the required calculations are completed.

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                     SCHEDULE C - NEW CAPITAL CONTRIBUTIONS

Simultaneously with the full and complete execution of this Amendment, and in exchange for its admission as a Class B Interest Holder, New Limited Partner has contributed the following assets to the capital of the Partnership:

         All those assets described in the Royal American Foods, Inc. Assignment, Assumption and Bill of Sale Agreement attached hereto as Schedule D.

In connection with the New Limited Partner's contribution to the capital of the Partnership of the assets set forth above, the Partnership agrees to assume (within the meaning of Section 752 of the Code) the following liabilities of the New Limited Partner:

         All those liabilities described in the Royal American Foods, Inc. Assignment, Assumption and Bill of Sale Agreement attached hereto as Schedule D, other than Excluded Liabilities.

Subject to the provisions of Section 4.01 of the Current LP Agreement, the parties hereto acknowledge and agree that the estimated fair market value of such contributed assets, on the date of their contribution, net of any liabilities assumed or taken subject to, is equal to $37,000,000.00.

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                        SCHEDULE D - ASSIGNMENT AGREEMENT

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     ADDENDUM 1 - PREVIOUS AMENDMENT(s) TO THE LIMITED PARTNERSHIP AGREEMENT

The Third Amended and Restated Limited Partnership Agreement of the Partnership, made and entered into as of December 13, 2002, has been previously amended pursuant to the documents listed below:

         None

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                     ADDENDUM 2 - MANAGEMENT BOARD APPROVAL